Exhibit 32.1
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               CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
                         COMPETITIVE TECHNOLOGIES, INC.
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


         I,  John  B.  Nano,  am  President  and  Chief  Executive   Officer  of
Competitive Technologies, Inc. (the Company).

         This certification is being furnished pursuant to Rule 13a-14(b) under The Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004 (the Report).

     I hereby certify that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2004                           /s/ John B. Nano
                                                 -------------------------------
                                                 John B. Nano
                                                 President and
                                                 Chief Executive Officer of
                                                 Competitive Technologies, Inc.